Exhibit 10.5

NINTH AMENDMENT
TO
MASTER REPURCHASE AGREEMENT

NINTH AMENDMENT, dated as of November 14, 2013 (the “Amendment”), to the Master Repurchase Agreement dated as of December 3, 2010, as amended by that certain First Amendment to Master Repurchase Agreement dated as of April 8, 2011, as further amended by that certain Second Amendment to Master Repurchase Agreement dated as of June 30, 2011, as further amended by that certain Third Amendment to Master Repurchase Agreement dated as of April 13, 2012, as further amended by that certain letter dated April 27, 2012, as further amended by that certain Fourth Amendment to Master Repurchase Agreement dated as of June 29, 2012, as further amended by that certain Fifth Amendment to Master Repurchase Agreement dated as of October 26, 2012, as further amended by that certain Sixth Amendment to Master Repurchase Agreement dated as of February 8, 2013, as further amended by that certain Seventh Amendment to Master Repurchase Agreement dated as of June 21, 2013, and as further amended by that certain Eighth Amendment to Master Repurchase Agreement dated as of September 3, 2013 (the “Existing Master Repurchase Agreement”), by and among EXCEL MORTGAGE SERVICING, INC., a California corporation, with an address at 19500 Jamboree Road #400, Irvine, California 92612, as a seller (“Excel”), AMERIHOME MORTGAGE CORPORATION, a Michigan corporation, with an address at 2141 W. Bristol Road, Flint, Michigan 48507, as a seller (“AmeriHome”) (Excel and AmeriHome are individually and collectively referred to herein as “Seller”), and CUSTOMERS BANK, a Pennsylvania state-chartered bank, with an address at 99 Bridge Street, Phoenixville, Pennsylvania 19460 (the “Buyer”).

RECITALS

The Seller has requested the Buyer to agree to amend the Existing Master Repurchase Agreement as set forth in this Amendment.  The Buyer is willing to agree to such amendment, but only on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree as follows:

ARTICLE I
DEFINITIONS

Definitions.  Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Master Repurchase Agreement.

ARTICLE II
AMENDMENT

1.             The following new definition is hereby added to Section 1 (Definitions) of the Existing Master Repurchase Agreement:

“Reverse Mortgage Loan” means a Mortgage Loan that provides for the loan of money to a borrower based on the home equity in the Mortgaged Property and the borrower’s obligation to repay the loan is deferred until the owner dies, sells the Mortgaged Property or the owner vacates the Mortgaged Property.

2.             Section 2(b)(12) of the Existing Master Repurchase Agreement is hereby deleted and replaced by the following:

(12)         Full Disbursement of Proceeds.  Other than the obligation to make additional disbursements pursuant to the terms of a Reverse Mortgage Loan, the proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.  Other than the initial disbursement of funds on the Reverse Mortgage Loan from the Purchase Price, no additional disbursements are required to be made on the Reverse Mortgage Loan before the Repurchase Date.

3.             A new Section 5(b)(15) is hereby added to the Existing Master Repurchase Agreement as follows:

(15)         The total outstanding principal balance of all Reverse Mortgage Loans owned by Buyer after such purchase shall not exceed twenty percent (20%) of the Maximum Aggregate Purchase Price.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

All representations and warranties contained in the Existing Master Repurchase Agreement are true and correct as of the date of this Amendment (except to the extent that any of such representations and warranties expressly relate to an earlier date).

ARTICLE IV
MISCELLANEOUS

1.             Ratification.  Except as expressly affected by the provisions hereof, the Existing Master Repurchase Agreement, as amended, shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto.  On and after the date hereof, each reference in the Existing Master Repurchase Agreement to “the Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

2.             Limited Scope.  This Amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights of the Buyer and the Seller under the Existing Master Repurchase Agreement.

3.             Severability.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.             Caption.  The captions in the Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

5.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

6.             Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ATTEST:		CUSTOMERS BANK

By:	/s/ J. Christopher Black	By:	/s/ Glenn Hedde
Name:	J. Christopher Black	Name:	Glenn Hedde
Title:	Senior Vice President	Title:	President, Warehouse Lending

ATTEST:		EXCEL MORTGAGE SERVICING, INC.

By:	/s/ Ron Morrison	By:	/s/ Todd Taylor
Name:	Ron Morrison	Name:	Todd Taylor
Title:	Executive Vice President &	Title:	Chief Financial Officer
General Counsel

ATTEST:		AMERIHOME MORTGAGE CORPORATION

By:	/s/ Ron Morrison	By:	/s/ Todd Taylor
Name:	Ron Morrison	Name:	Todd Taylor
Title:	Executive Vice President &	Title:	Chief Financial Officer
General Counsel

Signature Page to Ninth Amendment to Master Repurchase Agreement

STATE OF CALIFORNIA

COUNTY OF

On this, the          day of November, 2013, before me, the undersigned officer, personally appeared Todd Taylor and Ron Morrison, who acknowledged themselves to be the Chief Financial Officer and Executive Vice President & General Counsel, respectively, of Excel Mortgage Servicing, Inc., a corporation; and Chief Financial Officer and Executive Vice President & General Counsel, respectively, of Amerihome Mortgage Corporation, a corporation, and that they as Chief Financial Officer and Executive Vice President & General Counsel, being authorized to do so, executed the foregoing agreement for the purposes therein contained such.

In witness whereof, I hereunto set my hand official seal.

Notary Public

Printed Name:

My Commission Expires: